UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2006

TEXOLA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-114995

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

206-475 Howe Street, Vancouver, B.C. Canada V6C 2B3

(Address of principal executive offices and Zip Code)

604.685.8355

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Our company entered into a Joint Participation Agreement dated February 28, 2006 with Chamberlain Exploration Development and Research Stratigraphic Corporation, doing business as Cedar Strat Corporation. Pursuant to the terms of the participation agreement, Cedar Strat has agreed to provide certain proprietary information and geological data relating to a prospect area covering approximately 120,000 acres in Nevada, United States in consideration for the payment by our company of a per acre participation fee and, subject to completion of a comprehensive survey of the property by Cedar Strat, an obligation to commence a drilling program on the property.

The participation fee is calculated at a cost of $10.00 per acre multiplied by the total acreage of leases that our company obtains in the property area with a minimum payment of $700,000 and a maximum payment of $1,100,000. The participation fee is payable as follows: (i) $100,000 upon the execution of the participation agreement; and (ii) $600,000 on or before April 14, 2006. If the participation fee payable by our company exceeds the $700,000 minimum payment under the participation agreement, our company is required to pay the applicable balance as follows: (i) $100,000 within 30 days of delivery of a gravity model coinciding with the structural cross section delivered as part of the base prospect fee; (ii) an additional $200,000 within 30 days of delivery of a second structural cross section with accompanying gravity model; and (iii) $100,000 at the time of well permitting.

Subsequent to the execution of the participation agreement, our company paid the initial $100,000 to Cedar Strat and intends to pay the remainder of the participation fee owed in accordance with the payment schedule set forth above.

In addition to the payment of the participation fee, our company is required to commence a drilling program on the property within 18 months of Cedar Strat completing a comprehensive survey of the property in accordance with the terms of the participation agreement. We are required to drill one test well within 18 months of completion of the survey and a subsequent test well within 12 months from the date of completion or abandonment of the prior test well. We are required to drill subsequent wells every 12 months following the completion or abandonment of the prior test well for the term of the participation agreement. The term of the participation agreement is ten years from the date that our company obtains the leases in the property area.

The parties to the participation agreement have agreed that our company will receive 80% of the net revenue interest of any revenues generated from our efforts on the property. Cedar Strat will retain a 5.5% overriding royalty interest, Richard Coglon will retain a 2.0% overriding royalty interest and Cedar Strat will retain a 15% carried back-in working interest. Our company will also receive a reimbursement for all prospect fees and exploration and development fees in regards to our proportionate interest prior to Cedar Strat's back-in interest becoming effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXOLA ENERGY CORPORATION

/s/ Thornton Donaldson

Thornton Donaldson

President, Secretary, Treasurer and Director

Date: March 8, 2006